Exhibit 4.9


                            SHARE EXCHANGE AGREEMENT


     SHARE EXCHANGE AGREEMENT, dated as of November 14, 2001 by and among W.P. Stewart & Co., Ltd., a Bermuda company ("WPS Ltd."), TPR Holding B.V., a corporation organized under the laws of The Netherlands ("TPR Holding"), and Hermanus Theodorus Peek, Peter Jan Rubingh, Fokke Jan Ozinga and Antonius Adrianus Maria Wijsman (collectively, the "TPR Owners"), each of whom is an individual resident of The Netherlands.

     WHEREAS, TPR Holding holds 12,000 shares of WPSAM Europe (as defined below), which constitute all of the issued and outstanding shares of WPSAM Europe (the "WPSAM Europe Shares");

     WHEREAS, WPSAM Europe holds all of the issued and outstanding capital stock of WPSAM Curacao (as defined below) and WPSAM Curacao, in turn, holds all of the issued and outstanding capital stock of TPR & Partners, N.V., a corporation organized under the laws of The Netherlands ("TPR");

     WHEREAS, TPR Holding and WPS Ltd. desire to effect the exchange of 330,000 WPS Ltd. Common Shares (as defined below) for 9,000 of the WPSAM Europe Shares (the "TPR Exchange Shares"), upon the terms and subject to the conditions set forth in this Agreement (the "Share Exchange");

     WHEREAS, the TPR Owners are the indirect beneficial owners of the TPR Exchange Shares and, as such, will benefit from the transactions contemplated under this Agreement; and

     WHEREAS, on December 29, 2000, WPS Ltd. acquired 50% of the outstanding shares of TPRS Services N.V., a corporation organized under the laws of the Netherlands Antilles ("TPRS"), from TPR (the "TPRS Acquisition"), WPS Ltd. having previously acquired the other 50% of the outstanding shares of TPRS (the "Initial TPRS Acquisition");

     NOW, THEREFORE, in consideration of the premises and other covenants and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the terms below shall have the following meanings:

     "Adverse Effect" with respect to any Person shall mean a materially adverse effect on any of the Share Exchange or the business, capital stock, assets, liabilities, working capital, earnings, condition (financial or otherwise), operating results, prospects or employee, client, customer or supplier relations of such Person, or the ability of such Person to perform its obligations under the Transaction Documents or to conduct its business as presently conducted or as proposed to be conducted.

     "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (b) ownership, directly or indirectly, of 10% or more of the Equity Interests of such Person.

     "Agreement" shall mean this Share Exchange Agreement by and among WPS Ltd., TPR Holding and the TPR Owners, as such agreement may be amended from time to time.

     "Closing Date" shall mean the close of business on November 14, 2001, or such other date as may be mutually agreed upon in writing by the parties hereto.

     "Consenting Party" shall mean any Person whose consent or waiver is or may be required under any Contract in connection with the Transaction Documents or the consummation by either party of any of the transactions contemplated thereby.

     "Contracts" shall mean any and all of the agreements, contracts or commitments of TPR described in the TPR Disclosure Schedules.

     "Effective Date" shall mean 12:01 a.m. (Bermuda time) on July 1, 2000.

     "Employee Plan" means any pension, profit sharing, stock option, stock appreciation, employee stock purchase, bonus, benefit or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit, welfare or stock plan or arrangement including, without limitation, any arrangement, policy, plan or program relating to retirement, disability, insurance, (including any self-insured arrangement), severance pay, supplemental unemployment benefit, vacation, leave of absence, equity participation, stock purchase, stock option, stock appreciation right or any other incentive arrangement.

     "Encumbrance" shall mean any claim, mortgage, deed of trust, restrictive covenant, reservation, lien, pledge, option, charge, easement, security interest, right-of-way or other encumbrance of any kind or other rights of third parties (including, without limitation, preemptive rights), whether or not filed, recorded or otherwise perfected under applicable law, as well as the interest of any vendor, vendee or lessor or lessee under any conditional sales agreement, capital lease or other title retention agreement.

     "Equity Interests" shall mean the shares, capital stock or other equity interests (including the TPR Exchange Shares) or options, warrants, rights to subscribe to, scrip calls, contracts, undertakings, arrangements, commitments to issue or other rights of any kind to acquire, shares, capital stock or other equity interests of any Person.

     "Indebtedness" shall mean, with respect to any Person, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise and any commitment by which such Person insures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse, (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person insures a creditor against loss, and (d) any unsatisfied obligation of such Person to any Employee Plan.

     "Investment" shall mean, with respect to any Person, (a) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or other ownership or beneficial interest (including partnership interests and joint venture interests) of any other Person, and (b) any capital contribution by such Person to any other Person.

     "Legal Requirement" shall mean any action, law, statute, treaty, rule, regulation, order, ordinance, judgment, injunction, decree, award, determination or direction of an arbitrator, court or government entity of any relevant jurisdiction, including without limitation, any zoning, environmental or safety requirement, motor vehicle safety requirements or standards or any requirements arising thereunder.

     "Permits" shall mean any and all of the licenses, permits and other regulatory or governmental authorizations, accreditations, approvals, waivers, consents, declarations or filings necessary or required to conduct the business of TPR as presently conducted or as proposed to be conducted or to enter into the Transaction Documents and to consummate the transactions contemplated thereby, including without limitation any licenses required pursuant to the Securities Trade Supervision Act 1995 of The Netherlands (wet toezicht effectenverkeer).

     "Permitted TPR Assignee" shall mean (i) any Affiliate of TPR Holding as of the date hereof, or (ii) Hermanus Theodorus Peek, Peter Jan Rubingh, Fokke Jan Ozinga or Antonius Adrianus Maria Wijsman.

     "Permitted WPS Ltd. Assignee" shall mean any Affiliate of WPS Ltd.

     "Person" shall mean an individual, partnership, sole proprietorship, corporation, association, joint stock company, limited liability company, trust, joint venture, unincorporated organization, governmental or regulatory authority or any other entity or organization of any kind whatsoever.

     "Reports" shall mean those certain reports filed on March 30, 2001 and May 11, 2001, August 8, 2001 and November 6, 2001 by WPS Ltd. with the U.S. Securities and Exchange Commission on its Form 20-F and Form 6-K, respectively.

     "Representative" shall mean, with respect to any Person, any officer, director, partner, shareholder, principal, attorney, accountant, consultant, financial advisor, agent, employee or other representative of such Person.

     "Securities Act" shall mean the United States Securities Act of 1933, as amended.


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


     "Tax" shall mean any domestic or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupational, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, unemployment, wage, disability, real property, personal property, sales, use, Transfer Tax, registration, social security contribution, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including without limitation any interest, penalty or addition thereto, whether disputed or not.

     "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, whether arising out of the actions contemplated by the Transaction Documents or otherwise.

     "TPR Expenses" shall mean all costs and expenses incurred by TPR Holding, the TPR Owners or any of the Representatives or Affiliates of either in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

     "TPR Disclosure Schedules" shall mean the schedules to this Agreement delivered to WPS Ltd. on or prior to the date hereof, which set forth exceptions to the representations and warranties contained in Article 4 hereof and certain other information called for by Article 4 hereof and other provisions of this Agreement and which are hereby made a part of this Agreement and incorporated herein by reference.

     "TPR Financial Statements" shall mean the consolidated balance sheets of TPR and its subsidiaries as of December 31, 2000 and November 14, 2001, together with the notes thereon as prepared by TPR (the "TPR Balance Sheets") and the consolidated income statements and consolidated cash flow statements of TPR for the twelve month and nine month periods then ended as prepared by TPR, each as previously delivered to WPS Ltd. and attached hereto as Exhibit F.

     "Transaction Documents" shall mean this Agreement, the Deferred Share Exchange Agreement (as defined below) and all exhibits, statements, schedules, instruments, certificates and other documents and agreements to be entered into or delivered by any Person in connection with the transactions contemplated to be consummated pursuant to any of the foregoing.

     "Transfer Taxes" shall mean any and all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar Taxes and fees, including without limitation any interest, penalty or addition thereto, whether disputed or not.

     "U.S. GAAP" shall mean generally accepted accounting principles in the United States of America.

     "WPS Ltd. Common Shares" shall mean common shares of WPS Ltd., par value $US0.001 per share.

     "WPS Ltd. Exchange Shares" shall mean the 330,000 WPS Ltd. Common Shares to be issued by WPS Ltd. to TPR Holding, or to Permitted TPR Assignees designated by TPR Holding, in accordance with Section 2. 2 hereof.

     "WPS Ltd. Expenses" shall mean all costs and expenses incurred by WPS Ltd. or any of its Representatives and Affiliates in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

     "WPS Ltd. Financial Statements" shall mean, collectively, the balance sheets of WPS Ltd. and any related statements of income and statements of stockholders' equity, retained earnings and changes in financial position or cash flows, together with the notes thereon, set forth in the Reports.

     "WPSAM" shall mean W.P. Stewart Asset Management Ltd., a Bermuda company.

     "WPSAM Curacao" shall mean W.P. Stewart Asset Management (Curacao) N.V., a corporation organized under the laws of Curacao, Netherlands Antilles.

     "WPSAM Europe" shall mean W.P. Stewart Asset Management (Europe), Ltd., a Bermuda company.

     "WPSAM Europe Subsidiary" shall mean any entity more than 50% of the Equity Interests in which is owned directly or indirectly by WPSAM Europe.

     1.2 Other Defined Terms. The following terms shall have the meanings assigned to such terms in the corresponding Sections of this Agreement set forth below:

                 Term                                     Section
                 ----                                     -------
                 Actions                                  4.11
                 Basket Amount                            8.2
                 Closing                                  3.1
                 Damages                                  8.2
                 Deferred Share Exchange Agreement        7.7
                 Employment Agreements                    7.15
                 Indemnification Claim Notice             8.3
                 Indemnified Party                        8.3
                 Indemnifying Party                       8.3
                 Initial TPRS Acquisition                 Preamble
                 Proceeding                               8.3
                 Share Exchange                           Preamble
                 Sub-solicitor Agreements                 6.9
                 Sub-solicitors                           6.9
                 TPR                                      Preamble
                 TPR Exchange Shares                      Preamble
                 TPR Holding                              Preamble

                 TPR Indemnitees                          8.2
                 TPR Indemnitors                          8.2
                 TPR Owners                               Preamble
                 TPRS                                     Preamble
                 TPRS Acquisition                         Preamble
                 WPS Ltd.                                 Preamble
                 WPS Ltd. Indemnitees                     8.2


                                   ARTICLE 2

                               EXCHANGE OF SHARES

     2.1 TPR Holding Exchange of Shares. Upon the terms and subject to the conditions contained herein, in consideration of the issue by WPS Ltd. to TPR Holding or Permitted TPR Assignees of the WPS Ltd. Exchange Shares and in reliance upon the representations, warranties, covenants and indemnifications contained herein, TPR Holding hereby agrees to convey, transfer, assign and deliver to WPS Ltd., or, as the case may be, a Permitted WPS Ltd. Assignee, as provided for in Section 10.2 of this Agreement and WPS Ltd. hereby agrees or, as the case may be, WPS Ltd. hereby agrees on behalf of a Permitted WPS Ltd. Assignee, to acquire from TPR Holding, on the Closing Date, and as of the Effective Date, all of the rights, title and interest of TPR Holding in and to the TPR Exchange Shares. To the extent required by applicable law, TPR Holding approves in advance any assignment by WPS Ltd. of its right to acquire from TPR Holding the TPR Exchange Share, in the manner described in the previous sentence.

     2.2 WPS Ltd. Exchange of Shares. Upon the terms and subject to the conditions contained herein, in consideration of the transfer by TPR Holding to WPS Ltd. or a Permitted WPS Ltd. Assignee of the TPR Exchange Shares, and in reliance upon the representations, warranties, covenants and indemnifications contained herein, WPS Ltd. hereby agrees to issue to TPR Holding or Permitted TPR Assignees as provided in Section 10.2 hereof, on the Closing Date, and TPR Holding hereby agrees or, as the case may be, TPR Holding hereby agrees on behalf of Permitted TPR Assignees, to acquire from WPS Ltd., the WPS Ltd. Exchange Shares.

                                   ARTICLE 3

                                     CLOSING

     3.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall be held at such time on the Closing Date and at such offices as the parties agree.

     3.2 Deliveries. To effect the transfers referred to in Sections 2.1 and 2.2 hereof, the following deliveries shall be made on the Closing Date:


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


          (a) TPR Holding shall deliver to WPS Ltd. (or a Permitted WPS Ltd. Assignee) such documents, including without limitation a transfer between TPR Holding and WPS Ltd. or as the case may be a Permitted WPS Ltd. Assignee, as shall be acceptable to WPS Ltd. and its counsel evidencing the transfer of the TPR Exchange Shares to WPS Ltd. or a Permitted WPS Ltd. Assignee, free and clear of any and all Encumbrances, and will ensure the immediate registration of such transfer in the register of members of WPSAM Europe.

          (b) TPR Holding shall deliver to WPS Ltd. all documents, agreements and certificates required to be delivered by it pursuant to this Agreement.

          (c) As soon as practicable after the Closing, WPS Ltd. shall issue to TPR Holding (or Permitted TPR Assignees) the 330,000 WPS Ltd. Exchange Shares and certificates evidencing the 330,000 WPS Ltd. Exchange Shares to be issued by WPS Ltd., evidencing the registered ownership of such shares by TPR Holding (or Permitted TPR Assignees).

          (d) WPS Ltd. shall deliver to TPR Holding all other documents, agreements and certificates required to be delivered by WPS Ltd. pursuant to this Agreement.

          (e) All instruments and documents to be executed by or on behalf of TPR Holding (or any Permitted TPR Assignee) and delivered to WPS Ltd. pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to WPS Ltd. All instruments and documents to be executed by or on behalf of WPS Ltd. and delivered to TPR Holding (or any Permitted TPR Assignee) pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to TPR Holding.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF TPR HOLDING

     Each of the TPR Indemnitors (as defined below) hereby jointly and severally represents and warrants to WPS Ltd. as follows:

     4.1 Authority; Ownership of Shares; No Conflict or Violation. TPR Holding has all necessary power and authority to hold the TPR Exchange Shares and to enter into, deliver and carry out its obligations under the Transaction Documents. The TPR Indemnitors have taken all action necessary to enter into the Transaction Documents and consummate the transactions contemplated thereby and to perform their obligations thereunder. Each of the Transaction Documents to which a TPR Indemnitor is a party has been duly executed and delivered by or on behalf of such TPR Indemnitor. Each Transaction Document to which a TPR
Indemnitor is a party is the legal, valid and binding obligation of such TPR Indemnitor, enforceable against it in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditor's rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity. TPR Holding owns as


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


the registered holder and beneficially all of the WPSAM Europe Shares, free and clear of all Encumbrances. The WPSAM Europe Shares represent all of the shares of WPSAM Europe issued and outstanding. The TPR Indemnitors own, as the registered holders or beneficially, no Equity Interests of WPSAM Europe or TPR other than the WPSAM Europe Shares. Upon the transfer on the Closing Date by TPR Holding to WPS Ltd. or a Permitted WPS Assignee of the TPR Exchange Shares in accordance with Section 2.1 of this Agreement, WPS Ltd. or such Permitted WPS Assignee, as the case may be, will receive good title to such shares, free and clear of all Encumbrances. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will result in the violation by any TPR Indemnitor of any Legal Requirement.

     4.2 No Brokers; No Agreements to Sell. Neither TPR Holding, WPSAM Europe, WPSAM Curacao nor TPR, nor any Representative or Affiliate of either, has any written or oral agreement, arrangement or understanding with any Person which could result in the obligation of WPS Ltd., WPSAM Europe, WPSAM Curacao or TPR to pay any finder's fee, brokerage commission or similar payment in connection with any of the transactions contemplated by the Transaction Documents. Except in connection with this Agreement and the other Transaction Documents, neither TPR Holding nor WPSAM Europe nor any WPSAM Europe Subsidiary has any obligation, absolute or contingent, to any other Person to sell any shares or other Equity Interest of WPSAM Europe or any WPSAM Europe Subsidiary or to enter into any agreement with respect thereto.

     4.3 Organization of TPR Holding; No Conflict or Violation. TPR Holding is duly formed and validly existing under the laws of The Netherlands as a limited liability company (besloten venootschap). All actions necessary to authorize TPR Holding to enter into, deliver and carry out its obligations under the Transaction Documents have been taken. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will result in a violation of or a conflict with any Legal Requirement or the articles of association, by-laws or other organizational documents of TPR Holding.

     4.4 Organization of Subsidiaries. Each WPSAM Europe Subsidiary is duly formed and validly existing as a company with limited liability (naamloze venootschap) under the laws of The Netherlands or The Netherlands Antilles, as the case may be, and has full corporate power and authority to own its assets and properties. Each WPSAM Europe Subsidiary has obtained all Permits necessary or required under any applicable Legal Requirement as a result of the conduct of its business or the ownership of its assets or properties. The corporate minute books, registers and other corporate books and records of WPSAM Europe and each WPSAM Europe Subsidiary are each correct, current, and complete in all material respects, nothing has been removed from such books and records, and the signatures appearing on all documents contained therein are the true signatures of the Persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with all applicable Legal Requirements and the articles of association of such company. Except as disclosed on Schedule 4.4 hereto, TPR does not own directly or indirectly any Equity Interests of, nor is it in any manner affiliated (whether through an Investment or other participation of any kind) with any Person.


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


     4.5 Capitalization. The authorized share capital of WPSAM Europe consists solely of 12,000 shares, all of which are issued and outstanding and are fully-paid. WPSAM Europe owns all of the outstanding capital stock of WPSAM Curacao and WPSAM Curacao owns all of the outstanding capital stock of TPR. TPR owns all of the issued and outstanding capital stock of TPR Curacao N.V. and TPR Curacao N.V. owns all of the outstanding capital stock of WPSH Management N.V. In each case such ownership is free and clear of all Encumbrances. All of the issued and outstanding shares of WPSAM Europe and each WPSAM Europe Subsidiary have been duly authorized and are validly issued, fully paid, non-assessable and free of preemptive rights and have been offered, sold and delivered in compliance with applicable securities laws. There are no subscriptions, options, warrants, calls, commitments or other rights of any kind outstanding for the purchase of, nor any outstanding securities convertible or exchangeable for shares or other Equity Interests of WPSAM Europe or any WPSAM Europe Subsidiary.

     4.6 Authorization: Binding Effect. WPSAM Europe and each WPSAM Europe Subsidiary have all necessary corporate power and authority to own, lease and operate the assets owned by them.

     4.7 Absence of Certain Changes or Events. Since December 31, 1999, except as set forth on Schedule 4.7 or as otherwise expressly permitted pursuant to this Agreement, there has not been any:

          (a) material adverse change in the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business, prospects or operating results of WPSAM Europe or any WPSAM Europe Subsidiary;

          (b) declaration, setting aside or payment by WPSAM Europe or TPR of dividends or distributions in respect of any Equity Interests or any redemption, purchase or other acquisition of any such Equity Interests;

          (c) loan or advance of any funds or any of the assets or other property of WPSAM Europe or any WPSAM Europe Subsidiary to, or guarantee by WPSAM Europe or any WPSAM Europe Subsidiary for the benefit of, or any Investment by WPSAM Europe or any WPSAM Europe Subsidiary of any funds or other property in, any other Person;

          (d) borrowing of money by WPSAM Europe or any WPSAM Europe Subsidiary;

          (e) mortgage, pledge, lien or other Encumbrance of any of the assets of WPSAM Europe or any WPSAM Europe Subsidiary;

          (f) disclosure of confidential information to any Person, other than to authorized representatives of WPS Ltd. or pursuant to confidentiality agreements identified on Schedule 4.9 and in full force and effect on the date hereof;

          (g) action by WPSAM Europe or any WPSAM Europe Subsidiary other than in the ordinary course of business and in accordance with past custom and practice;


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


          (h) grant of bonuses, salary or benefits increases, severance or termination pay to any officer, employee or consultant of WPSAM Europe or any WPSAM Europe Subsidiary;

          (i)  any  commitment  for  any  capital   expenditures  or  charitable
     contributions by WPSAM Europe or any WPSAM Europe Subsidiary in excess of US$10,000 in the aggregate;

          (j) other event or condition of any character which, in any one case or in the aggregate, has resulted in an Adverse Effect with respect to WPSAM Europe or any WPSAM Europe Subsidiary or any event or condition which could, in any one case or in the aggregate, result in an Adverse Effect for WPSAM Europe or any WPSAM Europe Subsidiary; or

          (k) agreement by WPSAM Europe or any WPSAM Europe Subsidiary to do any of the foregoing, as applicable,

     4.8 Tangible Assets. Except as set forth on Schedule 4.8, neither WPSAM Europe nor any WPSAM Europe Subsidiary owns any real estate, fixtures, furniture, equipment or other tangible assets. TPR owns good and marketable title to each of the tangible properties and tangible assets reflected on the December 31, 2000 TPR Balance Sheet or acquired since the date thereof, free and clear of all Encumbrances, except for (i) liens set forth on Schedule 4.8, (ii) personal property subject to lease, all of which leases are identified on
Schedule 4.9, and (iii) assets disposed of since December 31, 2000 in the ordinary course of business. TPR owns, or leases under valid leases, all equipment and other tangible assets necessary for the conduct of its business as currently conducted.

     4.9 Contracts and Commitments. Except as set forth on Schedule 4.9, neither WPSAM Europe nor any WPSAM Europe Subsidiary is a party to any written or oral agreement or commitment of any kind. The WPSAM Europe Subsidiaries have performed in all material respects all obligations required to be performed by them in connection with the contracts described on Schedule 4.9 and are not in receipt of any claim or default under any such contract. The TPR Owners have no knowledge of any breach or anticipated breach by any other party to any such contract. Prior to the date of this Agreement, WPS Ltd. has been supplied with a true and complete copy of each written contract, and a written description of each oral contract, described on Schedule 4.9, together with all amendments, waivers or other changes thereto.

     4.10 TPR Financial Statements. The TPR Financial Statements have heretofore been delivered to WPS Ltd. The TPR Financial Statements are complete in all material respects, have been prepared in accordance with U.S. GAAP (except in that they exclude certain notes required under U.S. GAAP) consistently applied and in accordance with the books and records of TPR and its subsidiaries, fairly and accurately reflect the assets, liabilities and financial condition and results of operations of TPR and its subsidiaries and contain and reflect all necessary adjustments for a fair representation of the TPR Financial Statements as of the respective dates and for the respective periods covered thereby.

     4.11 Litigation. Except as set forth on Schedule 4.11, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action, investigation or inquiry (collectively, "Actions") pending or, to the best knowledge of the TPR Indemnitors, threatened or anticipated against (i) WPSAM Europe, (ii) any WPSAM Europe Subsidiary or (iii) any of the transactions contemplated by the Transaction Documents. Neither WPSAM Europe nor any WPSAM Europe Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against WPSAM Europe or any WPSAM Europe Subsidiary.

     4.12 Liabilities. Neither WPSAM Europe nor any WPSAM Europe Subsidiary has any liabilities or obligations (absolute, accrued, contingent or otherwise), except liabilities which are reflected and adequately reserved against on the November 14, 2001 TPR Balance Sheet or disclosed on Schedule 4.12.

     4.13 Compliance with Law. WPSAM Europe and the WPSAM Europe Subsidiaries have complied in all respects with all applicable Legal Requirements. Neither WPSAM Europe nor any WPSAM Europe Subsidiary has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any of such applicable Legal Requirements, and has no reason to anticipate that any presently existing circumstances are likely to result in violations of any applicable Legal Requirements. The items described on Schedule 4.13 constitute all of the consents, filings, notices, Permits, and the like with any governmental or regulatory entity which are required to be given, obtained or made by WPSAM Europe, any WPSAM Europe Subsidiary or TPR Holding to permit the consummation of the transaction contemplated by the Transaction Documents. Neither WPSAM Europe nor any WPSAM Europe Subsidiary is relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to it after the Closing.

     4.14 Tax Matters.  (a) WPSAM Europe and each WPSAM Europe  Subsidiary have:
(i) timely filed (or has had timely filed on their behalf) all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by them in respect of any Taxes due or payable on or prior to the date hereof or required to be filed or sent by them by any taxing authority having jurisdiction on or prior to the date hereof, which Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law; (ii) timely and properly paid (or have had paid on their behalf or adequate reserves exist on the November 14, 2001 TPR Balance Sheet with respect to) all Taxes payable with respect to such Returns and/or the periods to which such Returns pertain, other than such Taxes as are being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with U.S. GAAP; (iii) complied, in all material respects, with all applicable laws, rules and regulations relating to the withholding of Taxes and the payment thereof, and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

     (b) There are no liens for Taxes upon any of the assets of WPSAM Europe or any WPSAM Europe Subsidiary, except liens for Taxes not yet due.

     (c) Neither WPSAM Europe nor any WPSAM Europe Subsidiary has been delinquent in the payment of any Tax. No deficiency for any Taxes has been proposed, asserted or assessed against WPSAM Europe or any WPSAM Europe Subsidiary that has not been resolved and paid in full. No waiver, extension or comparable consent given by WPSAM Europe or any WPSAM Europe Subsidiary regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. Except as set forth on Schedule 4.14, there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to WPSAM Europe or any WPSAM Europe Subsidiary by any Taxing authority regarding any such Tax, audit or other proceeding, or, to the knowledge of the TPR Owners, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. There is no reasonable basis for the assessment of any additional Taxes of WPSAM Europe or any WPSAM Europe Subsidiary, and there are no unresolved questions or disputes nor is there any reasonable basis for any questions, claims, or disputes concerning the liability for Taxes of WPSAM Europe or any WPSAM Europe Subsidiary which would exceed the reserves established on the November 14, 2001 TPR Balance Sheet.

     (d) Neither WPSAM Europe nor any WPSAM Europe Subsidiary has requested any extension of time within which to file any Return, which Return has not since been filed.

     (e) Except as set forth on Schedule 4.14, WPSAM Europe and the WPSAM Europe Subsidiaries have no liabilities for unpaid Taxes which have not been accrued or reserved against in the TPR Financial Statements, whether asserted or unasserted, contingent or otherwise, and they have not incurred any liability for Taxes since December 31, 2000 other than in the ordinary course of business consistent with past practice.

     (f) TPR has provided to WPS Ltd. copies of all income and all VAT Tax Returns of TPR and its subsidiaries for all periods.

     (g) TPR is not a party to any tax sharing, indemnification or allocation agreement and does not owe any amount under any such agreement.

     (h) Except as set forth on Schedule 4.14, WPSAM Europe and the WPSAM Europe Subsidiaries have not been required to file Tax Returns with respect to any period ending at or prior to the Closing Date.

     4.15 Leases. WPSAM Europe and the WPSAM Europe Subsidiaries do not own any real property. The real property demised by the leases (the "Leases") described on Schedule 4.15 constitutes all of the real property rented, used or occupied thereby. The Leases are in full force and effect and TPR holds a valid and existing leasehold interest under each of the Leases for the term set forth on
Schedule 4.15. TPR has delivered to WPS Ltd. complete and accurate copies of each of the Leases, and none of the Leases has been modified in any respect, except to the extent that such modifications are disclosed by such copies. WPSAM Europe and the WPSAM Europe Subsidiaries are not in default in any material respect, and the TPR Owners have no knowledge of the existence of any circumstances which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the knowledge of the TPR Owners, is any other party to any of the Leases in default in any material respect thereunder. The TPR Owners are not aware of the existence of any threatened or actual condemnation proceeding with respect to any of the Leases, except, in each case, with respect to violations the potential consequences of which do not or are not reasonably likely, individually or in the aggregate, to have an Adverse Effect.

     4.16 Intellectual Property. (a) TPR owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights and any applications for any of the foregoing, technology, know-how, trade secrets, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the business of the WPSAM Europe Subsidiaries as currently conducted or proposed to be conducted (collectively, "Company Intellectual Property").

     (b) Schedule 4.16 lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, and registered and unregistered copyrights included in the Company Intellectual Property, including the jurisdictions in which each such Company Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which WPSAM Europe or any WPSAM Europe Subsidiary is a party and pursuant to which any third party is authorized to use any Company Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which WPSAM Europe or any WPSAM Europe Subsidiary is a party and pursuant to which WPSAM Europe or any WPSAM Europe Subsidiary is authorized to use any third-party patents, trademarks or copyrights, including software. The execution and delivery of this Agreement by TPR Holding and the consummation of the transactions contemplated hereby, will neither cause TPR to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify to any material extent such license, sublicense or agreement. Except as set forth on Schedule 4.16, WPSAM Europe or any WPSAM
Europe Subsidiary is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Encumbrances), the Company Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Company Intellectual Property is being used by WPSAM Europe or any WPSAM Europe Subsidiary.

     (c) All patents, registered trademarks, service marks and copyrights held by WPSAM Europe or any WPSAM Europe Subsidiary are valid and existing and neither WPSAM Europe nor any WPSAM Europe Subsidiary has received notice of any assertion or claim (or, to the TPR Owners' knowledge, a reasonable basis therefor) challenging the validity or enforceability of any Company Intellectual Property. Neither WPSAM Europe nor any WPSAM Europe Subsidiary has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party. To the TPR Owner's knowledge, no third party is challenging the ownership, or the validity or effectiveness of, any of the Company

Intellectual Property. Neither WPSAM Europe nor any WPSAM Europe Subsidiary is in breach or violation of any license agreement, and to the TPR Owners' knowledge no other party is in breach or violation of, nor is any breach or violation threatened under, any license agreement.

     (d) Neither WPSAM Europe nor any WPSAM Europe Subsidiary has experienced any material disruption or interruption of its business or operations as a result of or related to any of its information systems, data processing and other hardware, software and other systems, facilities, programs and procedures (collectively, "Information Systems") failing to be Y2K Compliant or Euro Compliant. "Y2K Compliant" means, with respect to any Information System, that such Information System (i) handles date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operates accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) responds to and processes two-digit year input without creating any ambiguity as to the century; and (iv) stores and provides date input information without creating any ambiguity as to the century, in each case without utilizing bridges, gateways and the like while still preserving the level of functionality, usability, reliability, efficiency, performance and accessibility of such data and associated programs as existed prior to any modification of such Information System and its constituent elements to make the same Y2K Compliant. "Euro Compliant" means, with respect to any Information System that such Information System, including without limitation accounting or bookkeeping systems, is prepared for and able to conduct and register transactions in the European Currency, the Euro, as well as make any necessary conversions between the Euro and national currencies and rounding of decimal points in accordance with EU regulation.

     4.17 Employees. (a) Except as set forth on Schedule 4.17: (i) to the knowledge of the TPR Owners, no officer, manager or employee of WPSAM Europe or any WPSAM Europe Subsidiary has any plans as of the date of this Agreement to terminate his or her employment; (ii) WPSAM Europe and the WPSAM Europe Subsidiaries have complied, in all material respects, with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes as well as contributions to pension plans; (iii) WPSAM Europe and the WPSAM Europe Subsidiaries have no material labor relations problem pending and their labor relations are satisfactory; (iv) there are no workers' compensation claims pending against TPR or any WPSAM Europe Subsidiary nor is any of the TPR Owners aware of any facts that would be reasonably likely to give rise to such a claim; (v) to the knowledge of the TPR Owners, no employee is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would be reasonably likely to impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of WPSAM Europe; (vi) no employee or former employee has any claim with respect to any Company Intellectual
Property; and (vii) to the knowledge of the TPR Owners, no employee or former employee has worked or is working for a direct competitor of WPSAM Europe.

     (b) Schedule 4.17 lists as of the date set forth in the Schedule each employee performing functions in connection with the business of WPSAM Europe or any WPSAM Europe Subsidiary, the position, title, name, age, place of work, membership in labor unions, collective bargaining agreements, salaries, allowances and other benefits of any nature (including but not limited to medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness, accident, cafeteria plan, pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits, bonuses, incentive compensation, stock option, stock appreciation right, phantom stock or stock purchase benefits, change in control benefits, salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits, and benefits which may be increased or vested as a result of change in control of TPR) and the disclosure is correct, true and complete in all material respects and there are no other salaries, allowances or other benefits of any nature in force with respect to any such employees. WPSAM Europe and the WPSAM Europe Subsidiaries have not within the last three years been engaged or involved in any labor dispute with any employee, any labor union, staff association or any other body representing workers, and no event has occurred which could or might reasonably be expected to give rise to any such dispute or action. WPSAM Europe and the WPSAM Europe Subsidiaries have complied with all legal obligations to inform and consult with labor unions and other representatives of workers.

     (c) WPS Ltd. has received true and complete copies of all Employee Plan documents of WPSAM Europe and each WPSAM Europe Subsidiary, including related trust agreements.

     (d) WPSAM Europe and the WPSAM Europe Subsidiaries have no actual or potential liability for death or medical benefits after separation from employment.

     (e) Neither TPR nor any subsidiary thereof nor any of their respective directors, officers, employees or other "fiduciaries," has committed any breach of fiduciary responsibility imposed by any applicable law with respect to the Employee Plans which would subject TPR, WPS Ltd. or any of their respective Affiliates, directors, officers or employees to any liability under any applicable law.

     (f) Except with respect to Taxes on benefits paid or provided, no Tax has been waived or excused, has been paid or is owned by any person (including, but not limited to, any Employee Plan, any Employee Plan fiduciary, WPSAM Europe or any WPSAM Europe Subsidiary) with respect to the operations of, or any transactions with respect to, any Employee Plan. No action has been taken nor has there been any failure to take any action, nor is any action or failure to take action contemplated (including all actions contemplated under this Agreement), that would subject any person or entity to any liability or Tax imposed by law in connection with any Employee Plan. No reserve for any Taxes has been established with respect to any Employee Plan nor has any advice been given to WPSAM Europe or any WPSAM Europe Subsidiary with respect to the need to establish such a reserve.

     (g) There are no (i) legal, administrative or other proceedings or governmental investigations or audits, or (ii) complaints to or by any governmental entity, which are pending or, to the knowledge of the TPR Owners, anticipated or threatened, against any Employee Plan or its assets, or against any Employee Plan fiduciary or administrator, or against WPSAM Europe or any WPSAM Europe Subsidiary or their respective officers or employees with respect to any Employee Plan.

     4.18 Insurance. Schedule 4.18 lists and briefly describes each insurance policy maintained by WPSAM Europe and any WPSAM Europe Subsidiary and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. Neither WPSAM Europe nor any WPSAM Europe Subsidiary is in default with respect to its obligations under any of the insurance policies. The TPR Owners have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     4.19 Affiliate Transactions. Except as disclosed on Schedule 4.19 and other than pursuant to this Agreement, no director or officer of WPSAM Europe or any member of the immediate family of any such director or officer, or any entity in which any of such persons owns any beneficial interest (other than any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with WPSAM Europe or any WPSAM Europe Subsidiary (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of WPSAM Europe or any WPSAM Europe Subsidiary (other than indirect ownership of capital stock of TPR Holding). None of the insiders has any direct or indirect interest (other than in any publicly held corporation whose stock is trade on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) in any competitor, vendor, supplier or customer of WPSAM Europe or any WPSAM Europe or any WPSAM Europe Subsidiary leases any property, or in any other person, firm or entity with whom WPSAM Europe or any WPSAM Europe Subsidiary transacts business of any nature. For purposes of this Section 4.19, the members of the immediate family of a director or officer shall consist of the spouse and children of such director or officer.

     Neither TPR nor any subsidiary thereof nor any person representing TPR or any subsidiary thereof has at any time made any payment to any Dutch, Netherlands Antilles or foreign governmental officer or official, whether national, federal, state, provincial or local, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the applicable jurisdiction.

     4.20 Environmental Matters. (a) As used in this Section 4.20, the following terms shall have the following meanings:

          (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any national, federal, provincial, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject WPSAM Europe or any WPSAM Europe Subsidiary to any imposition of costs or liability under any Environmental Law.

          (ii) "Environmental Laws" means all applicable Dutch or Netherlands Antilles national, federal, state, provincial, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses, exemptions and judgments relating to pollution, contamination or protection of the environment.

          (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

     (b) TPR and each subsidiary thereof is and has always been in compliance in all material respects with all applicable Environmental laws.

     (c) TPR and each subsidiary thereof have obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct their business and own or operate their assets (collectively, the "Environmental Permits"). A copy of each such Environmental Permit has been provided to WPS Ltd. TPR and each subsidiary thereof have conducted and conduct their business in compliance with all terms and conditions of the Environmental Permits in all material respects. TPR and each subsidiary thereof have filed all reports and notifications required to be filed by them under and pursuant to all applicable Environmental Laws, except for those reports and notifications for which the consequences of the failure to file would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect.

     (d) Except as set forth on Schedule 4.20:

          (i) during the operation of the business by WPSAM Europe and the WPSAM Europe Subsidiaries, no Hazardous Materials have been Released on, under or about any part of their assets, in a quantity in excess of the limits imposed by, or in a manner in violation of, applicable Environmental Laws; and

          (ii) to the knowledge of the TPR Owners none of the assets owned or used by WPSAM Europe and the WPSAM Europe Subsidiaries contain any asbestos, urea, formaldehyde, radon at levels above natural background or polychlorinated biphenyls (PCBs) in a quantity in excess of the limits imposed by, or in a manner in violation of, applicable Environmental Laws.

     (e) Except as set forth on Schedule 4.20, neither WPSAM Europe nor any WPSAM Europe Subsidiary has received any written notice or claim alleging in any manner that it is or might be potentially responsible for any Release of Hazardous Materials or any costs arising under or violation of Environmental Laws.

     (f) No expenditure other than that currently made by TPR in the ordinary course of business will be required in order to comply with any Environmental Laws in effect at the time of the Closing.

     (g) TPR has disclosed and delivered to WPS Ltd. all environmental reports and investigations which it has obtained or ordered.

     4.21 Bank Accounts. Schedule 4.21 sets forth a full and complete list of all bank accounts and safe deposit boxes of TPR or any subsidiary thereof, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

     4.22 Indemnification Obligations. The TPR Owners have no knowledge of any action, proceeding or other event pending or threatened against any officer or director of WPSAM Europe or any WPSAM Europe Subsidiary which would give rise to any indemnification obligation of WPSAM Europe or any WPSAM Europe Subsidiary or its officers and directors under its articles of association, rules of procedure of the board of directors or any agreement with any of its officers or directors.

     4.23 Misstatements or Omissions. No representations or warranties by TPR Holding in any of the Transaction Documents contain or will contain, any untrue statement of material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. TPR Holding has disclosed to WPS Ltd. all material events, conditions and facts affecting the TPR Exchange Shares, the assets, the earnings and the condition (financial or otherwise) of WPSAM Europe and the WPSAM Europe Subsidiaries.

     4.24 Reports. The TPR Owners have received and reviewed the Reports.

     4.25 Investment. TPR Holding and the TPR Owners are acquiring the WPS Ltd. Exchange Shares for their own account, for investment, and without a view toward the public distribution thereof in violation of the Securities Act.

     4.26 Securities Not Registered. TPR Holding and the TPR Owners acknowledge that (i) the WPS Ltd. Exchange Shares are not registered under the Securities Act, (ii) the WPS Ltd. Exchange Shares are therefore subject to restrictions on transfer and resale as prescribed therein; and (iii) the certificates representing the WPS Ltd. Exchange Shares will contain appropriate restrictive legends.

     4.27 Accredited Investor. Each of TPR Holding and the TPR Owners hereby acknowledges that it or he is an "accredited investor" as such term is defined in the Securities Act, it or he is a sophisticated investor which is capable of evaluating its or his investment in the WPS Ltd. Exchange Shares and the risks involved in such investment and it or he has been provided the opportunity to make appropriate inquiries of members of WPS Ltd. management with respect to the business of WPS Ltd.

                                   ARTICLE 5

                               REPRESENTATIONS AND
                             WARRANTIES OF WPS LTD.

     WPS Ltd. hereby represents and warrants to TPR Holding as follows:

     5.1 Organization; Capitalization. WPS Ltd. is an exempted company limited by shares, duly organized and validly existing under the laws of Bermuda and has full corporate power and authority to conduct its business as is presently being conducted and to own and lease its properties and assets and to enter into, deliver and carry out its obligations under the Transaction Documents. The authorized capital of WPS Ltd. consists of 125,000,000 WPS Ltd. Common Shares approximately 47,069,073 of which, as of the date of this Agreement, are issued and outstanding.

     5.2 Authorization. WPS Ltd. had taken all necessary corporate action to consummate the transactions contemplated by the Transaction Documents and to perform its obligations thereunder. Each of the Transaction Documents to which WPS Ltd. is a party has been duly executed and delivered by WPS Ltd. and is a valid and binding obligation of WPS Ltd. enforceable against WPS Ltd. in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditor's rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity.

     5.3 Issuance and Ownership of WPS Ltd. Exchange Shares. Upon the issuance to TPR Holding (or Permitted TPR Assignees) of the WPS Ltd. Exchange Shares in accordance with Section 2.2 of this Agreement and entry of their respective names in the register of members of WPS Ltd., TPR Holding (or such Permitted TPR Assignees) will receive good title to such WPS Ltd. Exchange Shares free and clear of all Encumbrances. Such WPS Ltd. Exchange Shares have been duly authorized and will be validly issued, fully paid and non-assessable.

     5.4 Certain Consents and Approvals. Except as set forth on Schedule 5.4, no consents, filings, notices, or Permits are required to be given, made or obtained by WPS Ltd. in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated thereby.

     5.5 No Brokers. Neither WPS Ltd. nor any of its Representatives or Affiliates has any written or oral agreement, arrangement or understanding with any Person which will result in the obligation of WPSAM Europe or TPR Holding to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by the Transaction Documents.

     5.6 No Conflict or Violation. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will result in (a) a violation of or a conflict with any provision of the memorandum of association or bye-laws of WPS Ltd., (b) a breach of, or a default under, any term or provision of any contract, agreement, Indebtedness, lease, commitment, franchise, Permit, authorization or concession to which WPS Ltd. is a party, (c) a violation by WPS Ltd. of any applicable Legal
Requirement, or (d) an imposition of any Encumbrance on any of the WPS Ltd. Exchange Shares.

     5.7 WPS Ltd. Financial Statements. The WPS Ltd. Financial Statements have heretofore been delivered to TPR Holding. The WPS Ltd. Financial Statements are complete in all material respects, have been prepared in accordance with U.S. GAAP consistently applied and in accordance with the books and records of WPS Ltd., accurately reflect the assets, liabilities and financial condition and results of operations indicated thereby and contain and reflect all necessary adjustments for a fair representation of the WPS Ltd. Financial Statements as of the dates and for the periods covered thereby.

     5.8 Absence of Certain Changes or Events. Since September 30, 2001, except as otherwise expressly permitted pursuant to this Agreement, there has not been any:

          (a) material adverse change in the condition (financial or otherwise),
     assets,  liabilities,   working  capital,  reserves,   earnings,  business,
     prospects or operating results of WPS Ltd.;

          (b) failure to operate its business in the ordinary course and consistent with past practices and to preserve its business intact;

          (c) except as reflected in the Financial Statements, change in accounting methods or practices by WPS Ltd. affecting its assets, earnings, reserves, working capital, prospects, liabilities or business;

          (d) except as reflected in the Financial Statements, revaluation by WPS Ltd. of any of its assets or properties, including without limitation, writing off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices;

          (e) material damage, destruction or loss of or to any of the assets, properties, condition (financial or otherwise) or prospects of WPS Ltd.;

          (f) liabilities incurred by WPS Ltd. not in the ordinary course of business and consistent with past practices or any increase or change by WPS Ltd. in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves; or

          (g) other event or condition of any character which, in any one case, or in the aggregate, has resulted in an Adverse Effect with respect to WPS Ltd. or any event or condition which could, in any one case or in the aggregate, result in an Adverse Effect for WPS Ltd.

     5.9 Litigation. Except as set forth on Schedule 5.9, there is no material Action pending or, to the best knowledge of WPS Ltd., threatened or anticipated against (i) WPS Ltd. or (ii) the transactions contemplated by the Transaction Documents.

     5.10 Liabilities. WPS Ltd. has no material liabilities or obligations (absolute, accrued, contingent or otherwise), except (i) liabilities which are reflected and adequately reserved against on the WPS Balance Sheet as of September 30, 2001, and (ii) liabilities incurred in the ordinary course of business and consistent with past practices since September 30, 2001.

     5.11 Compliance With Law. WPS Ltd. is conducting and has conducted its business in compliance in all material respects with all applicable Legal Requirements.

     5.12 Misstatements or Omissions. No representations or warranties by WPS Ltd. in any of the Transaction Documents contain or will contain any untrue statement of material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                    ARTICLE 6

                  CONDITIONS TO THE OBLIGATIONS OF TPR HOLDING

     The obligation of TPR Holding to transfer to WPS Ltd. on the Closing Date the TPR Exchange Shares is subject in the sole and absolute discretion of TPR Holding to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

     6.1 Representations, Warranties and Covenants. All representations and warranties of WPS Ltd. contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and WPS Ltd. shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to TPR Holding a certificate, signed by the Chairman, the Financial Director or a Director or Managing Director of WPS Ltd., to the foregoing effect.

     6.2 Permits and Consents. All Permits, consents of Consenting Parties and notices or filings necessary or required to permit the transactions contemplated by the Transaction Documents shall have been made or obtained.

     6.3 No Governmental Proceeding or Litigation. No Action shall have been instituted or threatened by any governmental or regulatory authority or other Person which questions the validity or legality of the transactions contemplated by the Transaction Documents.

     6.4 Certificates. WPS Ltd. shall have delivered to TPR Holding (a) a certificate of the Chairman, Financial Director or a Director or Managing Director of WPS Ltd. certifying that the conditions set forth in this Article 6 have been fully satisfied, (b) a Certificate of Compliance of WPS Ltd. from the Register of Companies of Bermuda and (c) a certificate of incumbency with respect to each director or officer of WPS Ltd. who has executed any of the Transaction Documents on behalf of WPS Ltd.

     6.5 Corporate Documents. TPR Holding shall have received from WPS Ltd. (a) resolutions adopted by the board of directors of WPS Ltd. approving the issuance of the WPS Ltd. Exchange Shares in connection with the transactions contemplated by the Transaction Documents and (b) copies of the memorandum of association and bye-laws of WPS Ltd., each as in effect on the Closing Date, certified to be true and complete by the corporate secretary or assistant secretary of WPS Ltd.

     6.6 Compliance with Legal Requirements. The consummation of the transactions contemplated by the Transaction Documents will not be prohibited by any applicable Legal Requirement or subject TPR Holding to any penalty, liability or other onerous condition arising out of any Legal Requirement.

     6.7 Employment Agreements. TPR shall have executed and delivered the Employment Agreements.

     6.8 Deferred Share Exchange Agreement. WPS Ltd. shall have executed and delivered a Deferred Share Exchange Agreement in substantially the form of Exhibit A hereto.

     6.9 Cooperation and Sub-solicitor Agreements. WPS Ltd. and WPSAM shall have executed and delivered Cooperation Agreements with WPSAM Europe in substantially the forms set forth in Exhibits C-1 and C-2, respectively, and agreements with WPSAM Europe and the companies listed on Schedule 6.9 hereto (the "Sub-solicitors") in substantially the form set forth as Exhibit D hereto (the "Sub-solicitor Agreements").

     6.10 Account Servicing Agreement. WPS Ltd. and WPSAM Europe shall have executed and delivered an Account Servicing Agreement in substantially the form set forth in Exhibit E.

     6.11 Oegstgeest Lease. TPR shall have executed and delivered to the TPR Owners and Fritz Weynschenk the lease described in Section 7.14 hereof.

     6.12 Governance. The officers and directors of WPSAM Europe shall be as set forth on Schedule 10.1 to the Deferred Share Exchange Agreement.

                                   ARTICLE 7

                    CONDITIONS TO THE OBLIGATIONS OF WPS LTD.

     The obligation of WPS Ltd. to issue the WPS Ltd. Exchange Shares to TPR Holding or Permitted TPR Assignees on the Closing Date is subject, in the sole and absolute discretion of WPS Ltd., to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

     7.1 Representations, Warranties and Covenants. All representations and warranties of TPR Holding contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and TPR Holding shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to WPS Ltd. a certificate, signed by the Managing Director of TPR Holding, to the foregoing effect.

     7.2 Permits and Consents. All Permits, consents of Consenting Parties and notices or filings necessary or required to permit the transactions contemplated by the Transaction Documents shall have been made or obtained.

     7.3 No Governmental Proceeding or Litigation. No Action shall have been instituted or threatened by any governmental or regulatory authority or other Person which questions the validity or legality of the transactions contemplated by the Transaction Documents.

     7.4 Compliance with Legal Requirements. The consummation of the transactions contemplated by the Transaction Documents will not be prohibited by any applicable Legal Requirement or subject WPS Ltd., WPSAM Europe or any WPSAM Europe

Subsidiary to any penalty, liability or other onerous condition arising out of any such Legal Requirement.

     7.5 Certificates and Corporate Documents. TPR Holding shall have delivered to WPS Ltd. such documents and certificates of TPR Holding, WPSAM Europe, the WPSAM Europe Subsidiaries and their officers to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by WPS Ltd., including without limitation:

          (a) a certificate of the Managing Director of TPR Holding dated the Closing Date, certifying that the conditions specified in this Article 7 have been fully satisfied;

          (b) copies of resolutions, certified by the appropriate officers, duly adopted by the shareholders of TPR Holding, authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of all transactions contemplated by the Transaction Documents;

          (c) such transfers of the TPR Exchange Shares reasonably requested by WPS Ltd. in order to effect the transfer to WPS Ltd. of the TPR Exchange Shares;

          (d)  articles  of   association  of  TPR  Holding  and  memorandum  of
     association and bye-laws of WPSAM Europe, certified to be true and complete as of the Closing Date by their corporate secretaries;

          (e) a certificate of incumbency with respect to each officer of WPSAM Europe and TPR Holding who has executed any of the Transaction Documents on behalf of such Person; and

          (f) such other documents relating to the transactions contemplated by the Transaction Documents as WPS Ltd. reasonably requests.

     7.6 Due Diligence. WPS Ltd. shall have obtained from TPR and TPR Holding copies of any and all corporate documents, audit reports, financial statements, Permits, applications for Permits, contracts and all other information or documents requested by WPS Ltd., and WPS Ltd. shall, upon the review thereof, deem that such items and information fully meet WPS Ltd.'s satisfaction in its sole and absolute discretion.

     7.7 Deferred Share Exchange Agreement. TPR Holding shall have executed and delivered an agreement with WPS Ltd. in substantially the form of Exhibit A, (the "Deferred Share Exchange Agreement").

     7.8 Management and Shareholders Agreements. All agreements, including without limitation management agreements and shareholder agreements, between any WPSAM Europe Subsidiary and any TPR Owner or Affiliate of a TPR Owner shall have been terminated as of the Closing Date.

     7.9 Cooperation and Sub-solicitor Agreements. WPSAM Europe shall have executed and delivered Cooperation Agreements with WPS Ltd. and WPSAM in substantially the forms set forth in Exhibits C-1 and C-2, respectively, and WPSAM Europe and the Sub-solicitors shall have executed and delivered the Sub-solicitor Agreements.

     7.10 Account Servicing Agreement. WPS Ltd. and WPSAM Europe shall have executed and delivered an Account Servicing Agreement in substantially the form set forth in Exhibit D.

     7.11 Existing Service Agreements. The agreements described on Schedule 7.11 hereto shall have been terminated as of the Closing Date.

     7.12 Resignations. WPS Ltd. shall have received the written resignations of all officers and directors of the WPSAM Europe Subsidiaries, designated by WPS Ltd., effective as of the Closing Date.

     7.13 Regulatory Matters. Each of WPS Ltd. and WPSAM shall be satisfied with the status of its respective application to be licensed as a "securities institution" by The Netherlands Stichting Toezicht Effectenverkeer.

     7.14 Oegstgeest Lease. The TPR Owners and Frits Weijnschenk shall have executed and delivered to TPR a lease for that certain office suite known as Rhijngeesterstraatweg 40F te Oegstgeest, The Netherlands, including 11 accompanying parking spaces, in form and substance acceptable to WPS Ltd. and approved by the holder of the first mortgage on the leased premises.

     7.15 Employment Agreements. Peter Rubingh, Fokke Jan Ozinga, Antonius Wijsman and Frits Weijnschenk shall have executed employment agreements in substantially the respective forms of Exhibit B-1, B-2, B-3 and B-4 (collectively, the "Employment Agreements").

     7.16 TPR Balance Sheet. The consolidated assets and liabilities of TPR and its subsidiaries as of the Closing Date shall be as set forth on the November 14, 2001 TPR Balance Sheet attached hereto as Exhibit F in all material respects.

     7.17 Governance. The officers and directors of WPSAM Europe shall be as set forth on Schedule 10.1 to the Deferred Share Exchange Agreement.

                                   ARTICLE 8

                                 INDEMNIFICATION

     8.1 Survival of Representations, etc. All statements contained in the TPR Disclosure Schedules or in any certificate or instrument or conveyance delivered by or on behalf of the respective parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the applicable parties hereunder. The representations and warranties of WPS Ltd. and the TPR Indemnitors contained herein or in any instrument delivered pursuant to this Agreement shall, without regard to any investigation made by any of the parties hereto, survive the Closing Date for a period of

18 months, other than those representations and warranties set forth in Sections 4.1, 4.3, 4.4, 4.5, 4.6, 4.13, 4.14, 5.1, 5.2 and 5.3 which shall survive the
Closing Date for the period of any applicable statute of limitations (after giving effect to any extensions or waivers thereof). Anything to the contrary contained in this Agreement notwithstanding, the termination or expiration of any representation or warranty or indemnification obligation under this Article 8 shall not affect any claims made in writing by any Indemnified Party hereunder prior to such expiration or termination. All covenants and agreements of the parties contained in this Agreement shall survive the Closing Date.

     8.2 Indemnification.

     (a) In addition to any other right or remedy available to WPS Ltd. at law or in equity and subject to Section 8.2(c) hereof, TPR Holding and the TPR Owners (collectively the "TPR Indemnitors") shall jointly and severally indemnify WPS Ltd. and its Affiliates, Representatives and successors and permitted assigns (collectively, the "WPS Ltd. Indemnitees") against, and hold each WPS Ltd. Indemnitee harmless from, any diminution in value, demand, damage, claim, action, cause of action, deficiency, fine, liability, Tax or other loss or expense including, without limitation, interest, penalties and attorneys' fees and expenses (collectively, "Damages") arising out of or resulting from (i) any inaccuracy, misrepresentation or breach of any representations or warranties made by the TPR Indemnitors contained in any of the Transaction Documents, (ii) the nonfulfillment of any covenant or agreement of the TPR Indemnitors contained in any of the Transaction Documents, including any Damages arising out of transactions entered into or events occurring prior to the Closing, (iii) any tax or other obligation of TPR, any subsidiary thereof or any direct or indirect beneficial owner of TPR shares arising out of (A) the TPRS Acquisition, the Initial TPRS Acquisition or the distribution or other disposition of the proceeds of either or (B) any Tax audit, (iv) any material difference between the consolidated assets and liabilities of TPR and its subsidiaries as of the Closing Date and the projected balance sheet attached as Exhibit F hereto, or
(v) any obligation of TPR or any subsidiary thereof under any agreement with a sub-solicitor that is not listed on Schedule 6.9 hereto.

     (b) In addition to any other right or remedy available to TPR Holding at law or in equity, WPS Ltd. shall indemnify TPR Holding and its Affiliates, Representatives and successors and permitted assigns and the TPR Owners (collectively, the "TPR Indemnitees") against, and hold each TPR Indemnitee harmless from any Damages arising out of or resulting from (i) any inaccuracy, misrepresentation or breach of any representations or warranties of WPS Ltd. contained in any of the Transaction Documents or (ii) the nonfulfillment of any covenant or agreement of WPS Ltd. contained in any of the Transaction Documents, including any Damages arising out of transactions entered into or events occurring prior to the Closing.

     (c) None of the WPS Ltd. Indemnitees shall be entitled to indemnification for Damages incurred unless the cumulative aggregate amount of Damages incurred by the WPS Ltd. Indemnitees under this Agreement exceeds $50,000 (the "Basket Amount"); provided, however, that in the event that the cumulative aggregate amount of all Damages incurred by the WPS Ltd. Indemnitees exceeds the Basket Amount, the TPR Indemnitors shall be required to indemnify the WPS Ltd. Indemnitees for all Damages for which the TPR Indemnitors have an indemnity obligation as provided in Section 8.2(a) hereof, including all amounts up to the Basket

Amount (without giving effect for purposes of measuring the amount of any Damage to any materiality limitations included in any representation, warranty or covenant); and provided, further, that this Section 8.2(c) shall not limit the WPS Ltd. Indemnitees' entitlement to indemnification for Damages attributable in whole or in part to any inaccuracy in the representations made in Section 4.10 or 4.12 hereof or the breach of any warranty made in such Section 4.10 or 4.12.

     The term "Damages" as used in this Section 8.2 is not limited to matters asserted by any Persons against the WPS Ltd. Indemnitees or TPR Indemnitees, but includes Damages incurred or sustained thereby in the absence of claims by other Persons.

     8.3 Indemnification Procedures.

     (a) Notice of Claim. Any Person making a claim for indemnification pursuant to Section 8.2 (an "Indemnified Party") must give any party hereto from whom indemnification is sought (an "Indemnifying Party") written notice of such claim (an "Indemnification Claim Notice") promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim or potential claim (a "Proceeding") against or involving the Indemnified Party by any government entity or other Person or otherwise discovers or becomes aware of the liability, obligation or facts giving rise to such claim for indemnification; provided that the failure to notify or delay in notifying an Indemnifying Party will not relieve any Indemnifying Party of its obligations pursuant to Section 8.2.

     (b) Control of Defense. With respect to the defense of any Proceeding against or involving an Indemnified Party in which a governmental entity or other Person in question seeks only the recovery of a sum of money for which indemnification is provided, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party; provided that before the Indemnifying Party assumes control of such defense it must first:

          (i) enter into an agreement with the Indemnified Party (in form and substance satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnified Party) for all Damages relating to such Proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for indemnification; and

          (ii) furnish the Indemnified Party with reasonable assurance that the Indemnifying Party has the financial capacity to defend such Proceeding and to satisfy any such liability.

     (c) Control of Defense: Exceptions, etc. The Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense (provided that the Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying

Party effectively assumes control of such defense pursuant to Section 8.3(b)). The Indemnifying Party will not be entitled to assume control of the defense of such claim, and will pay the fees and expenses of legal counsel retained by the Indemnified Party, if:

          (i)  the  Indemnified  Party  reasonably   believes  that  an  adverse
     determination of such Proceeding could be detrimental to or injure the Indemnified Party's reputation or future business prospects,

          (ii) the Indemnified Party reasonably believes that there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such Proceeding, or

          (iii) the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim.

The Indemnifying Party must obtain the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold) prior to entering into any settlement of such Proceeding or ceasing to defend such Proceeding.

     8.4 No Right of Contribution. After the Closing, WPSAM Europe and the WPSAM Europe Subsidiaries shall not have any liability to indemnify the TPR Indemnitees on account of a misrepresentation or the breach of any representation or warranty or the nonfulfillment of any covenant or agreement of TPR Holding; and the TPR Indemnitors shall have no right to seek contribution against WPSAM Europe and the WPSAM Europe Subsidiaries.

                                   ARTICLE 9

                              RESTRICTIVE COVENANTS

     9.1 Covenants Against Competition. TPR Holding and the TPR Owners acknowledge that (i) TPR and its subsidiaries are involved in the business of
(A) soliciting assets for management by professional investment managers and (B) providing client liaison services in respect of asset management accounts (such businesses collectively referred to herein as the "Business"); (ii) the Business is international in scope; and (iii) WPS Ltd. would not purchase the TPR Exchange Shares but for the agreements and covenants of TPR Holding and the TPR Owners contained in this Article 9. Accordingly, TPR Holding and the TPR Owners severally covenant and agree with WPS Ltd. that:

          (a) they shall not, directly or indirectly, as principals, employees or otherwise, within The Netherlands, for a period commencing on the Closing Date and terminating two years following the Closing Date (the "Restricted Period"), (1) engage in the Business (other than on behalf of WPS Ltd. or any Affiliate thereof) or (2) solicit, knowingly accept or divert from TPR and its Affiliates any orders, enquiries or business related to the Business from any person or entity that shall have done business related to the Business with TPR or any Affiliate of either company during the twelve months ending on the Closing Date;

          (b) during and after the Restricted Period, they shall (i) keep secret and retain in strictest confidence, and (ii) shall not use for the benefit of themselves or others, except in connection with the business affairs of WPS Ltd. and its Affiliates, all or any confidential matters relating to WPS Ltd. and its Affiliates learned heretofore or hereafter directly or indirectly from WPS Ltd. or TPR (the "Confidential Information"), and shall not disclose such Confidential Information to anyone outside of WPS Ltd. and its Affiliates except with the express prior written consent of WPS Ltd. and except for Confidential Information which (i) is at the time of receipt or thereafter becomes publicly known through no wrongful act of TPR Holding and the TPR Owners or (ii) is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement;

          (c) during the Restricted Period, they shall not, directly or indirectly, knowingly solicit or encourage any senior, managerial, professional or other non-clerical employee of WPS Ltd. or any Affiliate thereof to leave the employment of WPS Ltd. or any Affiliate thereof, or hire any such employee, who has left the employment of WPS Ltd. or any Affiliate thereof after the date of this Agreement, within one year of the termination of such employee's employment with WPS Ltd. or any Affiliate thereof; and

          (d) all memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by or made available to TPR Holding and the TPR Owners concerning WPS Ltd. or any of its Affiliates shall be WPS Ltd.'s property and shall be delivered to WPS Ltd. at any time on request.

     9.2 Rights and Remedies Upon Breach. If TPR Holding or any TPR Owner commits a breach of any of the provisions of Section 9.1 hereof (the "Restrictive Covenants"), WPS Ltd. shall have the following rights and remedies (upon compliance with any necessary prerequisites imposed by law upon the availability of such remedies), each of which rights and remedies shall be independent of the other and severally enforceable and shall not be affected by the provisions of Article 8 hereof and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to WPS Ltd. at law or in equity:

          (a) The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against TPR Holding or such TPR Owner, as the case may be, of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that the Restrictive Covenants are of a special and unique character which gives them peculiar value and that any such breach or threatened breach will cause irreparable injury to WPS Ltd. and that money damages will not provide adequate remedy to WPS Ltd.

          (b) The right and remedy to require TPR Holding or such TPR Owner, as the case may be, to account for and pay over to WPS Ltd. all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by TPR Holding or such TPR Owner, as the case may be, as the result of any transactions constituting a breach of any of the Restrictive Covenants, and TPR Holding or such TPR Owner, as the case may be, shall account for and pay over such Benefits to WPS Ltd.

     9.3 Severability of Covenants. Each of the Restrictive Covenants gives rise to a separate obligation independent of the others. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not be affected and shall be given full force, without regard to the invalid portions.

     9.4 Blue Pencilling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. By written notice to TPR Holding and the TPR Owners, WPS Ltd. may at any time and from time to time reduce the scope, duration or geographical application of one or more of the Restrictive Covenants.

     9.5 Enforceability in Jurisdictions. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breach of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect WPS Ltd.'s right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     9.6 Consideration. TPR Holding and the TPR Owners severally acknowledge and agree that each of them will receive direct, material and substantial benefits, including without limitation the indirect benefits to be realized by the TPR Owners as the sole shareholders of TPR Holding, from the consummation of the transactions contemplated by this Agreement and that such direct, material and substantial benefits, together with US$1.00 paid by WPS Ltd. to each TPR Owner (receipt of which is acknowledged by each of them), constitute good and sufficient consideration to them for the performance of their respective obligations under this Article 9.

     9.7 Reasonableness of Covenant. TPR Holding and the TPR Owners severally recognize the paramount importance of the goodwill of TPR and the other WPSAM Europe Subsidiaries, which is reflected in the consideration and acknowledge that the Restrictive Covenants, together with their performance thereunder is necessary in order to protect and maintain the proprietary interests and other legitimate business interests of WPS Ltd. and to afford WPS Ltd. the benefit of its bargain under this Agreement and that the Restrictive Covenants are reasonable in all respects.

                                   ARTICLE 10

                                  MISCELLANEOUS


     10.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

          (a) by written agreement of WPS Ltd. and TPR Holding;

          (b) by WPS Ltd., if TPR Holding is in breach of any of its obligations pursuant to the Transaction Documents or if any representation or warranty of the TPR Indemnitors contained therein is false or misleading in any material respect (provided that such condition is not the result of any breach of any covenant, representation or warranty of WPS Ltd. set forth in any Transaction Document); or

          (c) by TPR Holding, if WPS Ltd. is in breach of its obligations pursuant to the Transaction Documents or if any representation or warranty of WPS Ltd. contained therein is false or misleading in any material respect (provided that such condition is not the result of any breach of any covenant, representation or warranty of the TPR Indemnitors set forth in this Agreement or in any of the other Transaction Documents).

     Any termination of this Agreement pursuant to clause (b) or (c) will be effected by written notice from the terminating party or parties to the other parties. Any termination of this Agreement pursuant to clause (b) or (c) will not terminate the liability of any party hereto for any willful failure to have performed any of its obligations hereunder or for any knowing misrepresentation made thereby as to any matter set forth in this Agreement or any other Transaction Document which exists at the time of such termination.

     10.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party; provided, however, that TPR Holding may assign its right to receive WPS Ltd. Exchange Shares hereunder to any Permitted TPR Assignee if such Permitted TPR Assignee has executed and delivered to WPS Ltd. a written undertaking by which it agrees to be bound by the terms of this Agreement and provided further that WPS Ltd. may assign its right to receive TPR Exchange Shares hereunder to any Permitted WPS Ltd. Assignee. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation hereunder.

     10.3 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, as follows:

          If to TPR Holding:
                                 TPR Holding B.V.
                                 "Duinzigt"
                                 Rhijngeesterstraatweg 40-F
                                 2341 BV Oegstgeest
                                 [Mail:  Postbus 1080
                                 2340 BB Oestgeest]
                                 The Netherlands
                                 Telephone:  31-71-519-2030
                                 Facsimile:  31-71-519-2040

          With a copy to:        Houthoff Buruma
                                 Weena 355
                                 P.O. Box 1507
                                 3000 BM Rotterdam
                                 Attention:  Monique A.J. Vreeburg
                                 Telephone:  31-10-217-2638
                                 Facsimile:  31-10-217-2706

          If to WPS Ltd.:        W.P. Stewart & Co., Ltd.
                                 Trinity Hall, 43 Cedar Avenue
                                 P.O. Box HM 2905
                                 Hamilton HM LX
                                 Bermuda
                                 Attention:  Managing Director
                                 Telephone:  (441) 295-8585
                                 Facsimile:  (441) 296-6823

          With a copy to:        Dorsey & Whitney LLP
                                 250 Park Avenue
                                 New York, N.Y. 10177
                                 Attention:  John B. Wade, III, Esq.
                                 Telephone:  (212) 415-9311
                                 Facsimile:  (212) 953-7201

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     All such notices, requests, instructions, documents and other communications will (i) if delivered personally to the address as provided in this Section 10.3, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10.3, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 10.3, be deemed given upon receipt (in each case regardless of whether such notice is received by any other Person to whom a copy of such communication is to be delivered pursuant to this Section 10.3).

     10.4 Choice of Law: Choice of Forum. This Agreement shall be construed and interpreted and the rights of the parties hereto shall be determined in accordance with the laws of Bermuda, without giving effect to any choice of law or conflict provision or rule (whether of Bermuda or any other jurisdiction) that would cause the laws of any jurisdiction other than Bermuda to be applied. In furtherance of the foregoing, the internal law of Bermuda will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Each of the parties hereto consents that any legal action or proceeding related to this Agreement may be brought in any appropriate court in Bermuda or The Netherlands and waives any objection that it may now or hereafter have to the venue of any such action.

     10.5 Entire Agreement, Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto (which form a part of this Agreement and are incorporated into this Agreement for all purposes) and the Deferred Share Exchange Agreement, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     10.6  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     10.8 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     10.9 Singulars and Plurals. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural, in each case, as applicable.

     10.10 Expenses. Except as otherwise provided herein, the TPR Indemnitors shall be responsible for the TPR Expenses, and WPS Ltd. shall be responsible for the WPS Ltd. Expenses.

     10.11 Publicity. Unless required to do so by applicable law or legal process, prior to the Closing Date no party hereto shall issue any press release or make any public statement regarding the Transaction Documents or the transactions contemplated thereby without the prior written approval of the other party (which approval may not be unreasonably withheld or delayed). If prior to the Closing Date any party hereto is required by law or legal process to make any public statement regarding the Transaction Documents or the transactions contemplated thereby, such party must first provide to the other parties the content of the proposed public statement, the reasons that such disclosure is required by law or legal process, and the time and place that the public statement will be made, in each case to the extent permitted by law or legal process and to the extent reasonably practicable.

     10.12 Remedies. No failure to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement by any party hereto will operate as a waiver of such right, remedy, power or privilege, nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided pursuant to this Agreement are cumulative and not exhaustive of any other rights, remedies, powers and privileges which may be provided by law.

     10.13 Confidential Information. The parties hereto acknowledge that the transactions contemplated by the Transaction Documents are of a confidential nature. Each party hereto further acknowledges that, in connection with the negotiation of the Transaction Documents and the preparation for the consummation of the transactions contemplated thereby, it will have access to confidential information relating to the other parties. The Parties hereto agree that they will treat as confidential, will not duplicate (except to their respective Representatives in connection with the transactions contemplated by the Transaction Documents) or use, and will maintain the confidentiality of (and will use their respective best efforts to cause and be responsible for the Representatives of such party to maintain the confidentiality of), any written, oral, or other information obtained from the other parties in connection with the Transaction Documents or the transactions contemplated thereby, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by the Transaction Documents, or
(c) the furnishing or use of such information is required by applicable law or legal process. In the event of the termination of this Agreement for any reason whatsoever, each party hereto shall destroy or return to the other such other party's documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated by the Transaction Documents and will keep confidential (and will so instruct and be responsible for its Representatives and others who have had access to confidential information) and will not use any such information, unless such information is now, or is hereafter, disclosed through no act or omission of such party, in any manner making it available to the general public.

     10.14 Further  Assurances.  On and after the Closing Date,  each party will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

     10.15 Undertaking. Each TPR Owner acknowledges and agrees that he is bound, and any Permitted TPR Assignee shall be bound, by the transfer restrictions set forth in Section 5(b) of that certain Underwriting Agreement, dated December 7, 2000, among WPS Ltd.,

TPR and other Selling Shareholders named therein and Goldman Sachs & Co. and certain other Underwriters named therein, with respect to WPS Ltd. Common Shares.

                THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY
                       LEFT BLANK. SIGNATURE PAGE FOLLOWS.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

                                             W.P. STEWART & CO., LTD.


                                             By:
                                                 -------------------------------
                                                 Name:  Rocco Macri
                                                 Title: Deputy Managing Director


                                             TPR HOLDING B.V.


                                             By:
                                                 -------------------------------
                                                 Name:  Peter Jan Rubingh
                                                 Title: Managing Director



                                               ---------------------------------
                                                 Hermanus Theodorus Peek

                                               ---------------------------------
                                                 Peter Jan Rubingh

                                               ---------------------------------
                                                 Fokke Jan Ozinga

                                             ---------------------------------
                                                 Antonius Adrianus Maria Wijsman

For acceptance with a view to article 1:88 of The Netherlands Civil Code:

                              -----------------------------------------
                              Mrs. Heleentje Jenneke Rubingh-van Ginkel
                              Date:   November 14, 2001
                              Place:  Oegstgeest, The Netherlands

                              -----------------------------------------
                              Mrs. Jolanda Marion Ozinga - Nijman
                              Date:  November 14, 2001
                              Place: Oegstgeest, The Netherlands

                              -----------------------------------------
                              Mrs. Maria Josephina Anna Wijsman - van der Vossen
                              Date:  November 14, 2001
                              Place: Oegstgeest, The Netherlands

                              -----------------------------------------
                              Mrs. Francis Peek-Pel
                              Date:  November 14, 2001
                              Place: Oegstgeest, The Netherlands